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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Coram Healthcare Corporation for the registration of 3,463,825 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP

Orange County, California
July 7, 1995